EXHIBIT (g)

                                CUSTODY AGREEMENT

         This AGREEMENT, dated as of August 7, 2002, between LINDNER INVESTMENTS, a Massachusetts business trust (the "Trust"), and U.S. BANK, N.A. a national banking association (the "Custodian").

         The Trust desires that the Securities and cash of each Fund (as defined) be held and administered by the Custodian pursuant to this Agreement. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act. Therefore, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

                                    Article I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.1. "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

1.2. "Board of Trustees" means the Trustees from time to time serving under the Trust's Declaration of Trust, as from time to time amended.

1.3. "Book-Entry System" means a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.4. "Business Day" means any day recognized as a day on which Securities are traded by the New York Stock Exchange, Inc. and any other day on which the Trust computes the net asset value of Shares of the Fund.

1.5. "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environmental, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

1.6. "Eligible Foreign Custodian" has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary or a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC"), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the

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requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

1.7. "Eligible Securities Depository" has the meaning set forth in Rule 17f-7(b)(1).

1.8. "Foreign Assets" means any of the Funds' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Funds' transactions in such investments.

1.9.     "Foreign Custody Manager" has the meaning set forth in Rule
17f-5(a)(3).

1.10. "Foreign Securities System" means an Eligible Securities Depository listed on Schedule C hereto.

1.11. "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

1.12. "Fund" means any of the separate portfolios established by the Trust from time to time and as to which the Trust and the Custodian have agreed to have the Custodian act in such capacity with respect to the assets of a Fund. As of the date hereof, the Funds for which the Custodian shall act as a custodian are named on Exhibit B hereto.

1.13. "Fund Custody Account" means any of the accounts in the name of the Trust, which is provided for in Section 3.2 below.

1.14.    "NASD" means The National Association of Securities Dealers, Inc.

1.15. "Officer" means the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.16. "Oral Instructions" means instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business; and (iii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the trust. If Oral Instructions vary from the Written Instructions, which purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

1.17. "Proper Instructions" means Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

1.18. "Securities Depository" means The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for a Fund) any

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other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934 as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.19. "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

1.20. "Shares" means, with respect to each Fund, the units of beneficial interest issued by the Trust on account of that Fund.

1.21. "Written Instructions" means (i) written communications actually received by the Custodian and signed by an Authorized Person, or (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   Article II
                            APPOINTMENT OF CUSTODIAN;
                      CUSTODIAN AS FOREIGN CUSTODY MANAGER

2.1. Appointment and Acceptance. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of each Fund at any time during the period of this Agreement. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of this Agreement to the Custodian by the Trust:

         (a) A copy of the Trust's Declaration of Trust certified by the Secretary or Assistant Secretary of the Trust;

         (b) A copy of the By-Laws of the Trust certified by the Secretary or Assistant Secretary of the Trust;

         (c) A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary;

         (d)      A copy of the then current Prospectus of the Trust; and

         (e) A certification of the President and Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons.

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2.2.     Notice of Appointment of Dividend and Transfer Agent. The Trust
agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any dividend and transfer agent of the Trust.

2.3. The Custodian as Foreign Custody Manager. The Trust, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities set forth in this
Section 2.3 with respect to Foreign Assets of the Funds held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Funds.

         (a) Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit C hereto, which list may be amended from time to time by the Trust by an authorized person with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Exhibit C the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Exhibit C, and the fulfillment by the Trust, on behalf of the Funds, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Funds responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Trust shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Exhibit C in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of a contract with an Eligible Foreign Custodian. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designed country, the delegation by the Board on behalf of the Fund to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manger of the Fund with respect to that country. The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Trust. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Trust, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Trust with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         (b)      Scope of Delegated Responsibilities.

                  (i) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 2.3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Exhibit C, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to

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                  place or maintain Foreign Assets with an Eligible Foreign
                  Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (ii) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (iii) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manger, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 17f-5(c)(3), (A) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (B) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board and the Fund's duly appointed manager in accordance with
                  Section 2.3(d).

         (c) Guidelines for the Exercise of Delegated Authority. For purposes of this Section 2.3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Trust.

         (d) Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another eligible Foreign Custodian by providing to the Board and the Trust's adviser an amended Exhibit C at the end of the calendar quarter in which an amendment to such Trust's adviser has occurred. The Foreign Custody Manager shall make written reports notifying the Board and the Trust's adviser of any other material change in the foreign custody arrangements of the Funds described in this Section 2.3 after the occurrence of the material change.

         (e) Standard of Care as Foreign Custody Manager. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         (f) Representation with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in Rule 17f-5(a)(7). The Fund represents to the Custodian that the Board has determined that it is reasonable for the

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         Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Funds.

         (g) Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Funds shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 2.3(a) hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Funds with respect to designated countries.

2.4. Eligible Securities Depositories. The Custodian shall (a) provide the Board and the Fund's duly appointed manager with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Exhibit C hereto in accordance with Rule 17f-7(a)(1)(i)(A) and (b) monitor such risks on a continuing basis, and promptly notify the Board and the Trust's adviser of any material change in such risks, in accordance with Rule 17f-7(a)(1)(i)(B). The risk analysis provided by the Custodian may include consideration of the following, as deemed appropriate and relevant by the Custodian: a depository's expertise and market reputation, the quality of its services, its financial strength (including the level of settlement guarantee funds, collateral requirements, lines of credit, or insurance as compared with participants' daily settlement obligations), any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in this Section.

                                   Article III
                         CUSTODY OF CASH AND SECURITIES

3.1. Segregation. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

3.2. Fund Custody Accounts. As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of that Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

3.3. Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of each Fund's Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by each Fund with respect to such Securities, cash or other assets owned by each Fund at any time during the period of this Agreement, and (b) all cash received by each Fund for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash, or other assets until actually received by it.

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3.4.     Securities Depositories and Book-Entry Systems. The Custodian
may deposit and/or maintain Securities of a Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

         (a) Prior to a deposit of Securities of a Fund in any Securities Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

         (b) Securities of a Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

         (c) The records of the Custodian with respect to Securities of a Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to such Fund.

         (d) If Securities purchased by a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. If Securities sold by a Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of a Fund.

         (e) The Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

         (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to a Fund resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Foreign Sub-Custodian or any of its or their employees, or (ii) from failure of the Custodian or any such Foreign Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities

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         Depository or any other person from any loss or damage to a Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that a Fund has not been made whole for any such loss or damage.

3.5. Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from a Fund Custody Account, but only in the following cases:

         (a) For the purchase of Securities for a Fund, but only in accordance with Section 5.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Foreign Sub-Custodian) of such Securities registered as provided in Section 3.8 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in
         Section 3.4 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Foreign Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Foreign Sub-Custodian) of evidence of title thereto in favor of a Fund or any nominee referred to in Section 3.8 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

         (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.6,

         (c) For the payment of any dividends or capital gain distributions declared by the Fund;

         (d)      In payment of the redemption price of Shares as provided in
         Section 6.1 below;

         (e) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of a Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of a Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

         (f) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by a Fund;

         (g) For transfer in accordance with the provision of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity

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         Exchange Act, relating to compliance with the rules of the Commodity
         Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by a Fund;

         (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

         (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.6. Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Fund Custody Account but only in the following cases:

         (a) Upon the sale of Securities for the account of a Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

         (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section
         3.4 above;

         (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of a Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         (d) To the issuer thereof or its agent (i) for transfer into the name of a Fund, the Custodian or any Foreign Sub-Custodian, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

         (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

         (f) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

         (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by a Fund;

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         (h)      In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities, and cash, if any, are to be delivered to the Custodian;

         (i) For delivery in connection with any loans of Securities of a Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

         (j) For delivery as security in connection with any borrowings by a Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

         (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

         (l) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

         (m) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or

         (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

3.7. Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for a Fund:

         (a) Subject to Section 8.4 below, collect on a timely basis all income and other payments to which a Fund is entitled either by law or pursuant to custom in the securities business;

         (b) Present for payment and, subject to Section 8.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

         (c) Endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments;

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         (d)      Surrender interim receipts or Securities in temporary form for
         Securities in definitive form;

         (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

         (f) Hold for a Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

         (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of a Fund.

3.8. Registration and Transfer of Securities. All Securities held for a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Fund may be registered in the name of such Fund, the Custodian, or any Foreign Sub-Custodian, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of a Fund.

3.9.     Records.

         (a) The Custodian shall maintain, complete and accurate records with respect to Securities, cash or other property held for each Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and
         (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

         (b)      All such books and records maintained by the Custodian shall
         (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission,
         (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

3.10. Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Foreign Sub-Custodians for the Fund under this Agreement.

3.11. Other Reports by Custodian. The Custodian shall provide the Trust with such reports, as the Trust may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Foreign Sub-Custodian.

3.12. Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of a Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

3.13. Information on Corporate Actions. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by a Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   Article IV
                   PROPERTY HELD OUTSIDE OF THE UNITED STATES

4.1. Holding Securities. The Custodian shall identify on its books as belonging to the Funds the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Funds, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Funds which are maintained in such account shall identify those securities as belonging to the Funds and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.2. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.3.     Transactions in Foreign Custody Account.

         (a) Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Funds held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                  (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

                  (ii) in connection with any repurchase agreement related to foreign securities;

                  (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Funds;

                  (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

                  (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

                  (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

                  (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

                  (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                  (ix) for delivery as security in connection with any borrowing by the Funds requiring a pledge of assets by the Funds;

                  (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                  (xi)     in connection with the lending of foreign securities;
                  and

                  (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         (b) Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Fund in the following cases only:

                  (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

                  (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

                  (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

                  (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

                  (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                  (vi) for payment of part or all of the dividends received in respect of securities sold short;

                  (vii) in connection with the borrowing or lending of foreign securities; and

                  (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         (c) Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Funds and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. The Custodian shall provide to the Board and the Trust's adviser the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian.

4.4. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Trust on behalf of such Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.5. Bank Accounts. The Custodian shall identify on its books as belonging to the Trust cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Amendment to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of the State of Ohio.

4.6. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Funds shall be entitled and shall credit such income, as collected, to the applicable Trust. In the event that extraordinary measures are required to collect such income, the Trust and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.7. Shareholder Rights. With respect to the foreign securities held pursuant to this Article IV, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Funds acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.8. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Trust written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Funds (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Funds at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.9. Liability of Foreign Sub-Custodian. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Trust's election, the Funds shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Funds have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.10. Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, the Funds or the Custodian as custodian of the Funds by the tax law of the United States or of any state or political subdivison thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Trust with respect to the Funds or the Custodian as custodian of the Funds by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of countries for which the Trust has provided such information.

4.11. Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Trust for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to the Custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

                                   Article V
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

5.1. Purchase of Securities. Promptly upon each purchase of Securities for a Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by a Fund pay out of the moneys held for the account of a Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in a Fund Custody Account there is insufficient cash available to a Fund for which such purchase was made.

5.2.     Liability for Payment in Advance of Receipt of Securities Purchased.
In any and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to a Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

5.3. Sale of Securities. Promptly upon each sale of Securities by a Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to a Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

5.4. Delivery of Securities Sold. Notwithstanding Section 5.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, a Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

5.5. Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of a Fund, and (iii) income from cash, Securities or other assets of a Fund. Any such credit shall be conditional upon actual receipt by the Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit a Fund to use monies so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such monies shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which monies were credited to the Fund Custody Account.

5.6. Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                   Article VI
                            REDEMPTION OF FUND SHARES

6.1. Transfer of Funds. From such monies as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the monies are required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.

6.2. No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 6.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                  Article VII
                               SEGREGATED ACCOUNTS

7.1. Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

         (a) In accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Trust and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund,

         (b) For purposes of segregating cash or Securities in connection with securities options purchased or written by a Fund or in connection with financial futures contracts (or options thereon) purchased or sold by a Fund, which constitute collateral for loans of Securities made by a Fund,

         (c) For purposes of compliance by each Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

         (d) For other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes. Each segregated account established under this Article VII shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.

                                  Article VIII
                            CONCERNING THE CUSTODIAN

8.1. Standard of Care. The Custodian shall use its best efforts and shall act in good faith in carrying out its obligations under this Agreement, and shall be without liability to the Trust or the Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any Foreign Sub-Custodian. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability (except in the case of negligence, bad faith or willful misconduct) for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust or the Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or By-Laws, or its investment objectives and policies as then in effect.

8.2. Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

8.3. No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

8.4. Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

8.5. Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

8.6. Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

8.7. Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's reports on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

                                   Article IX
                                 INDEMNIFICATION

9.1. Indemnification by Trust. The Trust shall indemnify and hold harmless the Custodian and any Foreign Sub-Custodian, and any nominee of the Custodian or of such Foreign Sub-Custodian, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such Foreign Sub-Custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a Foreign Sub-Custodian, provided that neither the Custodian nor any such Foreign Sub-Custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such Foreign Sub-Custodian's negligence, bad faith or willful misconduct. The indemnification herein shall survive the termination of this agreement.

9.2. Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Trust from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Foreign Sub-Custodian, or any nominee of the Custodian or of such Foreign Sub-Custodian. The indemnification provided for herein shall survive the termination of this agreement.

9.3. Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

9.4. Security. If the Custodian advances cash or Securities to any Fund for any purpose, either at the Trust's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys fees and disbursements), liability or claim (except such as may arise from its or its nominees negligence, bad faith or willful misconduct), then, in any such event, any property at any time held for the account of such Fund shall be security therefor, and should any Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of the Fund and to dispose of other assets of the Fund to the extent necessary to obtain reimbursement or indemnification.

                                   Article X
                    FORCE MAJEURE; DISASTER RECOVERY SYSTEMS

10.1. Force Majeure. Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

10.2. Disaster Recovery Systems. The Custodian shall maintain a disaster recovery plan and procedures including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services to be provided. The Custodian shall, at no additional expense to the Fund take reasonable steps to minimize service interruptions. The Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided it maintains such plans and procedures.

                                   Article XI
                          EFFECTIVE PERIOD; TERMINATION

11.1. Effective Period. This Agreement shall become effective as of its execution or when the Fund commences operations and shall continue in full force and effect until terminated as hereinafter provided.

11.2. Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Funds at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

11.3. Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 11.1 above, then the Custodian shall have the right to deliver to a bank or corporation company of its own selection, which (a) is a "bank" as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Funds at such bank or trust company all Securities of the Funds held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

                                  Article XII
                            COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Trust are set forth in Exhibit E attached hereto.

                                  Article XIII
                             LIMITATION OF LIABILITY

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust as provided in the Trust's Agreement and Declaration of Trust, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the corporation property of the Trust as provided in the above-mentioned Agreement and the Trust's Declaration of Trust.

                                  Article XIV
                                     NOTICES

         Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name hereinbelow:

To Custodian:                                      To Trust:

U.S. Bank, N.A.                                    Lindner Investments
425 Walnut Street, M.L. CN-WN-06TC                 520 Lake Cook Road, Suite 381
Cincinnati, Ohio   45202                           Deerfield, Illinois  60015

Attention: Institutional Trust & Custody           Telephone:  (847) 945-7788
Telephone: (513)  632- 2969                        Facsimile:  (847) 945-7281
Facsimile: (262) 790-8708

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIV. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal, and magnetic tape.

                                   Article XV
                                  MISCELLANEOUS

15.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

15.2. References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

15.3. No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.4. Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

15.5. Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

15.6. Severability. If any provision of this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

15.7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

15.8. Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:
                                                     LINDNER INVESTMENTS

/S/ DOUG T. VALASSIS                                 By: /S/ ROBERT L. MILLER

ATTEST:                                              U.S. BANK, N.A.

/S/ DANA L. ARMOUR                                   By: /S/ JOSEPH NEUBERGER

                                  EXHIBIT A

                               AUTHORIZED PERSONS

         Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.

Authorized Persons                                       Specimen Signatures

Trust Officers:

Chairman:                                                _______________________
                                                         Doug T. Valassis

Vice President:                                          _______________________
                                                         Robert L. Miller

Adviser Employees:
         Vice Chairman                                   _______________________
                                                         Albert A. Pisterzi

Transfer Agent/Fund Accountant Employees:
         Vice President                                  _______________________
                                                         Dana L. Armour

         Vice President                                  _______________________
                                                         James J. Wrobbel

         Vice President                                  _______________________
                                                         Martie Boche

Employees of Subadvisors to the Trust:
         Growth and Income Fund                          _______________________
                                                         John F. Meara

                                                         _______________________
                                                         Steven L. Finerty

                                                         _______________________
                                                         Gary J. Orf

         Communications Fund                             _______________________
                                                         Mario J. Gabelli

                                                         _______________________
                                                         Ivan Arteaga

         Large-Cap Growth Fund                           _______________________
                                                         Jerome A. Castellini

                                                         _______________________
                                                         Robert S. Takazawa, Jr.

                                                         _______________________
                                                         Edward A. Clark

         Small-Cap Growth Fund                           _______________________
                                                         Jerome A. Castellini

                                                         _______________________
                                                         Roger H. Stamper

                                                         _______________________
                                                         Stephen J. Wisneski

         Market Neutral Fund                             _______________________
                                                         David Cameron

         Government Money Market Fund                    _______________________
                                                         Jeffrey M. Plotnik

                                                         _______________________
                                                         James D. Palmer

                                                         _______________________
                                                         Joseph M. Ulrey

                                    EXHIBIT B

                                 NAMES OF FUNDS

Lindner Growth and Income Fund
Lindner Large-Cap Growth Fund
Lindner Small-Cap Growth Fund
Lindner Communications Fund
Lindner Market Neutral Fund
Lindner Government Money Market Fund

                                    EXHIBIT C

                              FOREIGN ASSETS, ETC.

Country              Foreign Sub-Custodian                     Eligible Securities Depository
-------              ---------------------                     ------------------------------

Finland..............Bank of New York and......................
                     Nordea Bank Finland plc

Italy................Bank of New York and either...............
                     IntesaBCI S.p.A. or
                     BNP Paribas Securities Services

Japan................Bank of New York and either ..............JASDEC, Incorporated
                     The Bank of Tokyo-Mitsubishi Ltd. or
                     Mizuho Corporate Bank, Ltd.

The Netherlands......Bank of New York and .....................
                     Fortis Bank (Nederland) N.V.

Sweden...............Bank of New York and .....................
                     Skandinaviska Enskilda Banken

Together with such other countries as shall be designated by the Trust from time to time, as ratified by the Board of Trustees of the Trust at its regular quarterly meeting.

                                    EXHIBIT D

                U.S. BANK INSTITUTIONAL TRUST & CUSTODY SERVICES
                           STANDARDS OF SERVICE GUIDE
                                  August, 2001

         U.S. Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for U.S. Bank, N.A. to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, U.S. Bank, N.A. will make every effort to complete all processing on a timely basis.

         U.S. Bank, N.A. is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

         For corporate reorganizations, U.S. Bank, N.A. utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

         For bond calls and mandatory puts, U.S. Bank, N.A. utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. U.S. Bank, N.A. will not notify clients of optional put opportunities.

         Any securities delivered free to U.S. Bank, N.A., or its agents must be received three (3) business days prior to any payment or settlement in order for the U.S. Bank, N.A. standards of service to apply.

         Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

The information contained in this Standards of Service Guide is subject to change. Should any changes be made U.S. Bank, N.A. will provide you with an updated copy of its Standards of Service Guide.

U.S. BANK, N.A. SECURITY SETTLEMENT STANDARDS

     Transaction Type          Instructions Deadlines*                Delivery Instructions
         DTC                   1:30 P.M. on Settlement Date           DTC Participant #2803
                                                                      Agent Bank ID 27895
                                                                      Institutional #________________
                                                                      For Account #____________
Federal Reserve Book Entry     12:30 P.M. on Settlement Date          Federal Reserve Bank of Cleveland
                                                                      for U.S. Bank, N.A. ABA# 042000013
                                                                      CINTI/1050
                                                                      For Account #_____________
Federal Reserve Book Entry     1:00 P.M. on Settlement Date           Federal Reserve Bank of Cleveland
(Repurchase Agreement                                                 for U.S. Bank, N.A. ABA# 042000013
Collateral Only)                                                      CINTI/1040
                                                                      For Account #_____________
PTC Securities                 12:00 P.M. on Settlement Date          PTC For Account BYORK
(GNMA Book Entry)                                                     U.S. Bank N.A. / 117612
Physical Securities            9:30 A.M. EST on Settlement Date       Bank of New York
                               (for Deliveries, by 4:00 P.M. on       One Wall Street- 3rd Floor - Window A
                               Settlement Date minus 1)               New York, NY  10286
                                                                      For account of U.S. Bank, N.A. / Cust #117612
                                                                      Attn: Donald Hoover
CEDEL/EURO-                    11:00 A.M. on Settlement               Cedel a/c 55021
CLEAR                          Date minus 2                           FFC: a/c 387000
                                                                      U.S. Bank, N.A. /Global Omnibus

                                                                      Euroclear a/c 97816
                                                                      FFC:  a/c 387000
                                                                      U.S. Bank, N.A./Global Omnibus
Cash Wire Transfer             3:00 P.M.                              U.S. Bank, N.A. Cinti/Trust ABA# 042000013
                                                                      Credit Account #112950027
                                                                      Account of U.S Bank, N.A. Trust Services
                                                                      Further Credit to ___________
                                                                      Account # _______________

* All times listed are Eastern Standard Time.

U.S. BANK, N.A. PAYMENT STANDARDS

Security Type                           Income                  Principal

Equities                                Payable Date

Municipal Bonds*                        Payable Date            Payable Date

Corporate Bonds*                        Payable Date            Payable Date

Federal Reserve Bank Book Entry*        Payable Date            Payable Date

PTC GNMA's (P&I)                        Payable Date + 1        Payable Date + 1

CMOs *
     DTC                                Payable Date + 1        Payable Date + 1
     Bankers Trust                      Payable Date + 1        Payable Date + 1

SBA Loan Certificates                   When Received           When Received

Unit Investment Trust Certificates*     Payable Date            Payable Date

Certificates of Deposit*                Payable Date + 1        Payable Date + 1

Limited Partnerships                    When Received           When Received

Foreign Securities                      When Received           When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry    Payable Date            Payable Date
     DTC                                Payable Date + 1        Payable Date + 1
     Bankers Trust                      Payable Date + 1        Payable Date + 1

NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

U.S. BANK, N.A., CORPORATE REORGANIZATION STANDARDS

Type of Action           Notification to Client         Deadline for Client Instructions  Transaction
                                                        to U.S. Bank, N.A.                Posting
Rights, Warrants,        Later of 10 business days      5 business days prior to          Upon receipt
and Optional Mergers     prior to expiration or         expiration
                         receipt of notice
Mandatory Puts with      Later of 10 business days      5 business days prior to          Upon receipt
Option to Retain         prior to expiration or         expiration
                         receipt of notice
Class Actions            10 business days prior to      5 business days prior to          Upon receipt
                         expiration date                expiration
Voluntary Tenders,       Later of 10 business days      5 business days prior to          Upon receipt
Exchanges,               prior to expiration or         expiration
and Conversions          receipt of notice
Mandatory Puts,          At posting of funds or         None                              Upon receipt
Defaults, Liquidations,  securities received
Bankruptcies, Stock
Splits, Mandatory
Exchanges
Full and Partial Calls   Later of 10 business days      None                              Upon receipt
                         prior to expiration or
                         receipt of notice

NOTE: Fractional shares/par amounts resulting from any of the above will be sold.

                                    EXHIBIT E

                                 CUSTODIAN FEES

                                  U.S. Bank NA
                         Institutional Custody Services
                 Domestic Custody Fee Schedule for Lindner Funds

U.S. Bank NA, Institutional Custody Services, as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.       Market Value Fee
         ----------------
         Based upon an annual rate of:                        Million
         .00015 (1.5 Basis Points) on First                   $700
         .000075 (.75 Basis Points) on Next                   $500
         .000060 ( .60 Basis Points) on                       Balance

II.      Out-of-Pocket Expenses
         ----------------------
         The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

                                    EXHIBIT E
                     US BANK INSTITUTIONAL CUSTODY SERVICES
                           GLOBAL CUSTODY FEE SCHEDULE
                                       FOR
                                THE LINDNER FUNDS

-------------------------------------------------------------------------------------------------------------
          COUNTRY                   INSTRUMENT                 SAFEKEEPING                TRANSACTION
                                                                  (BPS)                       FEE
-------------------------------------------------------------------------------------------------------------
Argentina                               All                       15.00                       $40
-------------------------------------------------------------------------------------------------------------
Australia                               All                        2.00                       $30
-------------------------------------------------------------------------------------------------------------
Austria                           Equities/Bonds                   3.50                       $35
-------------------------------------------------------------------------------------------------------------
Austria                            Depo Receipt                   20.00                       $35
-------------------------------------------------------------------------------------------------------------
Austria                             non ATS ALL                   25.00                       $90
-------------------------------------------------------------------------------------------------------------
Bahrain                                 All                       50.00                      $140
-------------------------------------------------------------------------------------------------------------
Bangladesh                              All                       40.00                      $150
-------------------------------------------------------------------------------------------------------------
Belgium                                 All                        2.50                       $45
-------------------------------------------------------------------------------------------------------------
Benin                                   All                       40.00                      $155
-------------------------------------------------------------------------------------------------------------
Bermuda                                 All                       15.00                       $60
-------------------------------------------------------------------------------------------------------------
Bolivia                                 All                       60.00                      $150
-------------------------------------------------------------------------------------------------------------
Botswana                                All                       25.00                       $50
-------------------------------------------------------------------------------------------------------------
Brazil                                  All                       15.00                       $35
-------------------------------------------------------------------------------------------------------------
Bulgaria                                All                       40.00                       $80
-------------------------------------------------------------------------------------------------------------
Burkina Faso                            All                       40.00                      $155
-------------------------------------------------------------------------------------------------------------
Canada                                  All                        1.25                       $12
-------------------------------------------------------------------------------------------------------------
Chile                                   All                       20.00                       $60
-------------------------------------------------------------------------------------------------------------
China-Shanghai                          All                       15.00                       $65
-------------------------------------------------------------------------------------------------------------
China-Shenzhen                          All                       15.00                       $65
-------------------------------------------------------------------------------------------------------------
Columbia                                All                       40.00                      $100
-------------------------------------------------------------------------------------------------------------
Costa Rica                              All                       15.00                       $60
-------------------------------------------------------------------------------------------------------------
Croatia                                 All                       35.00                       $65
-------------------------------------------------------------------------------------------------------------
Cyprus                                  All                       15.00                       $45
-------------------------------------------------------------------------------------------------------------
Czech Republic                          All                       20.00                       $50
-------------------------------------------------------------------------------------------------------------
Denmark                                 All                        3.00                       $50
-------------------------------------------------------------------------------------------------------------
EASDAQ                                  All                        5.50                       $60
-------------------------------------------------------------------------------------------------------------
Ecuador                                 All                       35.00                       $65
-------------------------------------------------------------------------------------------------------------
Egypt                                   All                       40.00                      $100
-------------------------------------------------------------------------------------------------------------
Estonia                                 All                        7.00                       $25
-------------------------------------------------------------------------------------------------------------
Euromarkets                             All                        1.50                       $10
-------------------------------------------------------------------------------------------------------------
Finland                                 All                        5.00                       $45
-------------------------------------------------------------------------------------------------------------
France                                  All                        2.50                       $45
-------------------------------------------------------------------------------------------------------------
Germany                                 All                        1.00                       $30
-------------------------------------------------------------------------------------------------------------
Ghana                                   All                       25.00                       $50
-------------------------------------------------------------------------------------------------------------
Greece                                  All                       20.00                      $105
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Guinea Bissau                           All                       40.00                      $155
-------------------------------------------------------------------------------------------------------------
Hong Kong                               All                        6.00                       $60
-------------------------------------------------------------------------------------------------------------
Hungary                                 All                       35.00                      $135
-------------------------------------------------------------------------------------------------------------
Iceland                                 All                       28.00                       $80
-------------------------------------------------------------------------------------------------------------
India                                   All                       65.00                      $250
-------------------------------------------------------------------------------------------------------------
Indonesia                               All                       12.00                      $100
-------------------------------------------------------------------------------------------------------------
Ireland                                 All                        3.00                       $30
-------------------------------------------------------------------------------------------------------------
Israel                                  All                       15.00                       $45
-------------------------------------------------------------------------------------------------------------
Italy                                   All                        3.00                       $50
-------------------------------------------------------------------------------------------------------------
Ivory Coast                             All                       40.00                      $155
-------------------------------------------------------------------------------------------------------------
Jamaica                                 All                       35.00                       $50
-------------------------------------------------------------------------------------------------------------
Japan                                   All                        1.50                       $15
-------------------------------------------------------------------------------------------------------------
Jordan                                  All                       40.00                      $125
-------------------------------------------------------------------------------------------------------------
Kazakhstan                           Equities                     60.00                      $150
-------------------------------------------------------------------------------------------------------------
Kazakhstan                             Bonds                      40.00                      $160
-------------------------------------------------------------------------------------------------------------
Kenya                                   All                       30.00                       $50
-------------------------------------------------------------------------------------------------------------
Latvia                            Equities/Bonds                  30.00                       $75
-------------------------------------------------------------------------------------------------------------
Latvia                              Gov't Bonds                   15.00                       $75
-------------------------------------------------------------------------------------------------------------
Lebanon                                 All                       25.00                       $90
-------------------------------------------------------------------------------------------------------------
Lithuania                               All                       20.00                       $50
-------------------------------------------------------------------------------------------------------------
Luxembourg                              All                        4.00                       $25
-------------------------------------------------------------------------------------------------------------
Malaysia                                All                        6.00                       $80
-------------------------------------------------------------------------------------------------------------
Mali                                    All                       40.00                      $155
-------------------------------------------------------------------------------------------------------------
Malta                                   All                       22.00                       $75
-------------------------------------------------------------------------------------------------------------
Mauritius                               All                       30.00                      $100
-------------------------------------------------------------------------------------------------------------
Mexico                                  All                        3.00                       $20
-------------------------------------------------------------------------------------------------------------
Morocco                                 All                       35.00                      $100
-------------------------------------------------------------------------------------------------------------
Namibia                                 All                       30.00                       $50
-------------------------------------------------------------------------------------------------------------
Netherlands                             All                        3.00                       $25
-------------------------------------------------------------------------------------------------------------
New Zealand                             All                        3.00                       $40
-------------------------------------------------------------------------------------------------------------
Niger                                   All                       40.00                      $155
-------------------------------------------------------------------------------------------------------------
Nigeria                                 All                       30.00                       $50
-------------------------------------------------------------------------------------------------------------
Norway                                  All                        3.00                       $45
-------------------------------------------------------------------------------------------------------------
Oman                                    All                       50.00                      $140
-------------------------------------------------------------------------------------------------------------
Pakistan                                All                       30.00                      $100
-------------------------------------------------------------------------------------------------------------
Palestinian                             All                       45.00                      $140
-------------------------------------------------------------------------------------------------------------
Panama                                  All                       65.00                       $85
-------------------------------------------------------------------------------------------------------------
Peru                                    All                       45.00                      $105
-------------------------------------------------------------------------------------------------------------
Philippines                             All                        8.00                       $75
-------------------------------------------------------------------------------------------------------------
Poland                                  All                       25.00                       $50
-------------------------------------------------------------------------------------------------------------
Portugal                                All                       15.00                       $85
-------------------------------------------------------------------------------------------------------------
Qatar                                   All                       45.00                      $140
-------------------------------------------------------------------------------------------------------------
Romania                                 All                       35.00                      $100
-------------------------------------------------------------------------------------------------------------
Russia                            Equities/Bonds                  30.00                      $200
-------------------------------------------------------------------------------------------------------------
Russia                                MINFIN                      15.00                       $50
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Senegal                                 All                       40.00                      $155
-------------------------------------------------------------------------------------------------------------
Singapore                               All                        3.00                       $40
-------------------------------------------------------------------------------------------------------------
Slovak Republic                         All                       25.00                      $110
-------------------------------------------------------------------------------------------------------------
Slovenia                                All                       25.00                      $110
-------------------------------------------------------------------------------------------------------------
South Africa                            All                        3.00                       $15
-------------------------------------------------------------------------------------------------------------
South Korea                             All                       10.00                       $20
-------------------------------------------------------------------------------------------------------------
Spain                                   All                        3.00                       $50
-------------------------------------------------------------------------------------------------------------
Sri Lanka                               All                       15.00                       $60
-------------------------------------------------------------------------------------------------------------
Swaziland                               All                       30.00                       $50
-------------------------------------------------------------------------------------------------------------
Sweden                                  All                        2.00                       $45
-------------------------------------------------------------------------------------------------------------
Switzerland                             All                        2.00                       $50
-------------------------------------------------------------------------------------------------------------
Taiwan                                  All                       20.00                      $125
-------------------------------------------------------------------------------------------------------------
Thailand                                All                        6.00                       $45
-------------------------------------------------------------------------------------------------------------
Togo                                    All                       40.00                      $155
-------------------------------------------------------------------------------------------------------------
Trinidad & Tobago                       All                       30.00                       $65
-------------------------------------------------------------------------------------------------------------
Tunisia                                 All                       40.00                       $45
-------------------------------------------------------------------------------------------------------------
Turkey                                  All                       15.00                       $15
-------------------------------------------------------------------------------------------------------------
United Kingdom                          All                        1.50                       $10
-------------------------------------------------------------------------------------------------------------
Ukraine                                 All                       30.00                       $45
-------------------------------------------------------------------------------------------------------------
Uruguay                                 All                       50.00                       $65
-------------------------------------------------------------------------------------------------------------
Venezuela                               All                       40.00                      $125
-------------------------------------------------------------------------------------------------------------
Zambia                                  All                       30.00                       $50
-------------------------------------------------------------------------------------------------------------
Zimbabwe                                All                       30.00                       $50
-------------------------------------------------------------------------------------------------------------

*Any non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.

MINIMUM FEE

A monthly minimum charge of $1,200.00 per account will apply.

*Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.

** All fees quoted are payable monthly